EXHIBIT 10.8(a)

CERTIFICATE OF AMENDMENT

OF THE SECRETARY OF

DATASTREAM SYSTEMS, INC.

The undersigned, C. Alex Estevez, being the duly elected, qualified and acting Secretary of Datastream Systems, Inc. (“Datastream”) hereby certifies that, on June 11, 1999 the Board of Directors of Datastream duly adopted resolutions pursuant to which the 1998 Singapore Stock Option Plan was amended to add the following definitions of “Change of Control” and “Voting Securities” and to replace Section 8 in its entirety with the following provisions regarding changes in capitalization of Datastream, and to make all other revisions to such plans necessary to conform with the meaning and intent of these definitions and provisions:

“Change of Control” means (i) an acquisition by any individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership of 50 percent or more of the total outstanding Voting Securities of Datastream, other than any acquisition by Datastream or any employee benefit plan that Datastream sponsors, (ii) any sale, exchange, merger, consolidation, reorganization, tender offer for shares of Common Stock or other similar business transaction involving Datastream (a “business transaction”), unless, following such business transaction, more than 50 percent of the total outstanding Voting Securities of Datastream (or other entity surviving such business transaction) is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were beneficial owners of the Voting Securities of Datastream immediately before such business transaction, and (iii) the sale or other disposition of all or substantially all of the assets of Datastream, other than to a corporation with respect to which following such sale or other disposition more than 50 percent of the total outstanding Voting Securities of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were beneficial owners of the Voting Securities of Datastream Immediately before such sale or other disposition.

“Voting Securities” means the shares of capital stock of an entity entitled to vote generally in the election of that entity’s directors.

Changes in Capitalization; Merger; Liquidation.

(a) The number of shares of Common Stock reserved for the grant of Options; the number of shares of Common Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option; and the Exercise Price of each outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares of Common Stock or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by Datastream.

(b) In the event of or in anticipation by the Committee of a sale, exchange, merger, consolidation, reorganization, tender offer for shares of Common Stock or other similar business transaction involving Datastream, the Committee may make such adjustments with respect to outstanding Options and take such other action as it deems necessary or appropriate to reflect such sale, exchange, merger, consolidation, reorganization, tender offer or other similar business transaction including, without limitation, the substitution of new Options, the termination or adjustment of outstanding Options, the acceleration of Options, or the removal of restrictions on outstanding Options. Notwithstanding the foregoing sentence, however, in the event of or in anticipation by the Committee of a sale, exchange, merger, consolidation, reorganization, tender offer for shares of Common Stock or other similar business transaction involving Datastream that would result in a Change of Control, any Option granted hereunder shall become fully vested and immediately exercisable in full, and shall remain so, regardless of any provisions contained in the applicable Stock Option Agreement with respect thereto limiting the exercisability of the Option for any length of time or terminating the Option prior to the expiration of its remaining term, subject to all the terms hereof and of the Stock Option Agreement with respect thereto not inconsistent with this sentence; provided, however, that such acceleration will not occur if, in the opinion of Datastream’s accountants, such acceleration would preclude the use of “pooling of interest” accounting treatment for a Change in Control transaction that (a) would otherwise qualify for such accounting treatment, and (b) is contingent upon qualifying for such accounting treatment. Any adjustment pursuant to this section may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Option, but shall not otherwise diminish the then-current value of the Option.

(c) The existence of the Plan and the Options granted pursuant to the Plan shall not limit or otherwise adversely affect in any way the right or power of Datastream to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of Datastream, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of Datastream, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the 12th day of July, 2005.

DATASTREAM SYSTEMS, INC.

By:	/s/ C. Alex Estevez
C. Alex Estevez
Secretary